Exhibit 99.1

LUMINEX CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

AUSTIN, Texas (February 12, 2018) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and full-year 2017. Financial and operating highlights for the quarter and full-year include:

•	Fourth quarter and full-year 2017 consolidated revenue was $78.2 million and $306.6 million, an increase of 8% and 13%, respectively, compared to the fourth quarter and full-year 2016.

•
Assay revenue was $41.8 million and $154.9 million for the quarter and full-year ended December 31, 2017, representing a 14% and 27% increase over assay revenue for the fourth quarter and full-year of 2016.

•
Total sample-to-answer molecular product revenue of $12.9 million; growth of 31% compared to $9.8 million in the fourth quarter of 2016. For 2017, this product line generated $46.5 million, or 47% growth over 2016.

•	Placed 88 sample-to-answer molecular systems under contract, bringing the total number of active customers to more than 425.

•	288 multiplexing analyzers were shipped during the quarter; a combination of MAGPIX® systems, LX systems, and FLEXMAP 3D® systems.

•
Fourth quarter GAAP net loss was $3.0 million, or a loss of $0.07 per diluted share, driven by necessary adjustments to expected company tax obligations, and deferred tax assets and liabilities related to the passage of the Tax Cuts and Jobs Act. Non-GAAP net income was $8.7 million, or $0.20 per diluted share (see Non-GAAP reconciliation).

•	Received FDA clearance for the ARIES® Group A Strep Assay. This is the sixth assay the FDA has cleared for use on the ARIES® system in the last 24 months.

“Luminex delivered a strong performance again in 2017 growing revenues more than 13% to a record $307 million. Management’s focus on the expansion of our molecular business is paying off as our sample-to-answer offerings, VERIGENE and ARIES, are experiencing rapid market adoption”, said Homi Shamir, President and Chief Executive Officer of Luminex. “We remain confident about the continued growth of our molecular sample-to-answer business as well as our very solid partner business, creating a well-diversified company with a strong balance sheet, positive cash flow, regular cash dividends and significant growth opportunities ahead of it”.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2017	2016	($)	(%)
	(unaudited)

System sales	$10,342	$9,611	$731	8%
Consumable sales	10,005	11,107	(1,102)	(10)%
Royalty revenue	11,329	10,157	1,172	12%
Assay revenue	41,830	36,697	5,133	14%
Service revenue	2,876	2,924	(48)	(2)%
Other revenue	1,817	1,775	42	2%
	$78,199	$72,271	$5,928	8%

	Twelve Months Ended
	December 31,		Variance
	2017	2016	($)	(%)
	(unaudited)

System sales	$38,651	$37,416	$1,235	3%
Consumable sales	49,319	48,596	723	1%
Royalty revenue	44,704	44,045	659	1%
Assay revenue	154,907	122,064	32,843	27%
Service revenue	11,470	10,816	654	6%
Other revenue	7,520	7,702	(182)	(2)%
	$306,571	$270,639	$35,932	13%

FINANCIAL OUTLOOK AND GUIDANCE

The Company intends to provide annual revenue guidance, to be updated, as appropriate, at each quarterly reporting period. Luminex announces its 2018 annual revenue guidance range to be between $310 million and $316 million. The Company anticipates first quarter 2018 revenue to be between $79 million and $81 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CST / 4:30 p.m. EST, Monday, February 12, 2018 to discuss the operating highlights and financial results for the fourth quarter 2017 ended December 31, 2017. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings and projected 2018 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology; market demand and acceptance of Luminex’s products and technology in development, including ARIES®, VERIGENE® and NxTAG® products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; the impact on Luminex’s growth and future results of operations with respect to the loss of the LabCorp women’s health business anticipated in 2018; Luminex’s ability to successfully launch new products in a timely manner; dependence on strategic partners for development, commercialization and distribution of products; risks and uncertainties associated with implementing Luminex’s acquisition strategy, including Luminex’s ability to obtain financing; Luminex’s ability to integrate acquired companies or selected assets into Luminex’s consolidated business operations, from time to time, and the ability to recognize the benefits of Luminex’s acquisitions; the timing of and process for regulatory approvals; competition and competitive technologies utilized by Luminex’s competitors; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; Luminex’s ability to comply with applicable laws, regulations, policies and procedures; changes in interpretation, assumptions and expectations regarding the Tax Cuts and Jobs Act, including additional guidance that may be issued by federal and state taxing authorities; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex; risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; Luminex’s ability to monitor and comply with foreign and international laws and treaties; Luminex’s ability to comply with changes in international taxation policies; budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2018 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127,112	$93,452
Accounts receivable, net	40,648	32,365
Inventories, net	49,478	40,775
Prepaids and other	7,403	7,145
Total current assets	224,641	173,737
Property and equipment, net	58,258	57,375
Intangible assets, net	75,985	84,841
Deferred income taxes	37,552	42,497
Goodwill	85,481	85,481
Other	8,599	6,785
Total assets	490,516	450,716
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,537	$12,276
Accrued liabilities	25,990	22,804
Deferred revenue	4,721	5,120
Total current liabilities	45,248	40,200
Deferred revenue	1,498	1,875
Other	5,863	4,962
Total liabilities	52,609	47,037
Stockholders' equity:
Common stock	43	43
Additional paid-in capital	350,834	336,430
Accumulated other comprehensive loss	(625)	(1,692)
Retained earnings	87,655	68,898
Total stockholders' equity	437,907	403,679
Total liabilities and stockholders' equity	$490,516	$450,716

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Revenue	$78,199	$72,271	$306,571	$270,639
Cost of revenue	27,819	28,008	107,525	90,984
Gross profit	50,380	44,263	199,046	179,655
Operating expenses:
Research and development	10,367	13,335	45,717	48,659
Selling, general and administrative	28,717	28,569	107,322	99,511
Amortization of acquired intangible assets	2,166	2,421	8,854	8,218
Restructuring costs	—	2,281	—	2,281
Total operating expenses	41,250	46,606	161,893	158,669
Income from operations	9,130	(2,343)	37,153	20,986
Other income, net	2	24	(4)	(1,371)
Income before income taxes	9,132	(2,319)	37,149	19,615
Income tax expense	(12,097)	(1,041)	(7,726)	(5,801)
Net income	$(2,965)	$(3,360)	$29,423	$13,814

Net income attributable to common stock holders
Basic	$(2,915)	$(3,360)	$28,894	$13,814
Diluted	$(2,915)	$(3,360)	$28,894	$13,814

Net income per share attributable to common stock holders
Basic	$(0.07)	$(0.08)	$0.67	$0.32
Diluted	$(0.07)	$(0.08)	$0.67	$0.32

Weighted-average shares used in computing net income per share
Basic	43,357	42,768	43,173	42,584
Diluted	43,524	42,768	43,300	43,013

Dividends declared per share	$0.06	$—	$0.24	$—

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$(2,965)	$(3,360)	$29,423	$13,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,762	5,730	22,641	20,131
Stock-based compensation	3,901	3,640	12,478	11,821
Deferred income tax benefit	9,495	(845)	6,383	3,626
Loss (gain) on sale or disposal of assets	545	137	964	265
Other	252	(508)	1,531	(1,378)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,213)	(2,419)	(8,265)	1,136
Inventories, net	(3,351)	681	(8,668)	(5,484)
Other assets	2,678	2,041	(83)	1,811
Accounts payable	6,332	2,410	1,798	3,460
Accrued liabilities	5,151	6,800	14	198
Deferred revenue	(516)	(452)	(785)	281
Net cash provided by operating activities	23,071	13,855	57,431	49,681
Cash flows from investing activities:
Sales and maturities of available-for-sale securities	—	—	—	19,491
Purchase of property and equipment	(4,252)	(4,736)	(14,635)	(13,130)
Proceeds from sale of assets	61	—	62	45
Business acquisition consideration, net of cash acquired	—	—	—	(68,098)
Issuance of note receivable	(700)	—	(1,400)	—
Purchase of cost method investment	—	(500)	(1,000)	(1,000)
Acquired technology rights	(80)	—	(140)	(200)
Net cash used in investing activities	(4,971)	(5,236)	(17,113)	(62,892)
Cash flows from financing activities:
Payments on debt	—	—	—	(25,000)
Proceeds from employee stock plans and issuance of common stock	1,072	1,528	4,305	5,089
Shares surrendered for tax withholding	(226)	(222)	(2,350)	(1,719)
Dividends	(2,648)	—	(7,930)	—
Net cash provided by (used in) financing activities	(1,802)	1,306	(5,975)	(21,630)
Effect of foreign currency exchange rate on cash	(97)	(618)	(683)	(253)
Change in cash and cash equivalents	16,201	9,307	33,660	(35,094)
Cash and cash equivalents, beginning of period	110,911	84,145	93,452	128,546
Cash and cash equivalents, end of period	$127,112	$93,452	$127,112	$93,452

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Reported Net Income	$(2,965)	$(3,360)	$29,423	$13,814
Costs associated with legal proceedings	320	—	424	—
Acquisition costs	—	731	—	4,718
Severance costs	945	—	1,846	1,035
Restructuring costs	—	2,525	—	2,525
Income tax effect of above adjusting items	(208)	(562)	(458)	(1,199)
Income tax effect from discrete tax items	10,597	1,441	(1,826)	685
Adjusted Net Income	$8,689	$775	$29,409	$21,578

The Company makes reference in this release to “non-GAAP net income” which excludes costs associated with legal proceedings, acquisition costs, severance costs, and the impact of restructuring costs; some of which are unpredictable and can vary significantly from period to period; and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.

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